                             PARTICIPATION AGREEMENT

                                      AMONG

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                        AND ANNUITY COMPANY OF NEW YORK,

                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,

                                       AND

                             OPPENHEIMERFUNDS, INC.

   THIS  AGREEMENT,  dated as of the 1st day of May,  2003,  by and among  First
Security   Benefit  Life  Insurance  and  Annuity  Company  of  New  York,  (the
"Company"), a stock life insurance company organized under the laws of the State of New York, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto,  as may be amended from time to time
(each an  "Account"),  Oppenheimer  Variable  Account  Funds  (the  "Fund"),  an
open-end management  investment company organized under the laws of the State of
Massachusetts,  and  OppenheimerFunds,   Inc.  (the  "Adviser"),  a  corporation
organized under the laws of the State of Colorado.

   WHEREAS,  the  shares  of  beneficial  interest/common  stock of the Fund are divided  into  several  series of shares,  each  representing  the interest in a
particular   managed   portfolio  of   securities   and  other  assets  (each  a
"Portfolio"); and

   WHEREAS, the Fund is registered as an open-end management  investment company under the  Investment  Company  Act of 1940 (the  "1940  Act") and shares of the
Portfolios  are  registered  under the  Securities  Act of 1933, as amended (the
"1933 Act"); and

   WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment  adviser under the Investment  Advisers Act of 1940, as amended; and

   WHEREAS,  the  Company  has issued or will  issue  certain  variable  annuity contracts  supported wholly or partially by the Account (the  "Contracts"),  and said  Contracts are listed in Schedule A hereto,  as it may be amended from time to time by mutual written agreement; and

   WHEREAS, the Account is duly established and maintained as a segregated asset account,  duly established by the Company, on the date shown for such Account on
Schedule A hereto, to set aside and invest assets  attributable to the aforesaid
Contracts; and

   WHEREAS,  the Company intends to purchase shares in the Portfolios  listed in
Schedule  A hereto,  as it may be  amended  from time to time by mutual  written agreement (the  "Designated  Portfolios"),  on behalf of the Account to fund the aforesaid Contracts;

   NOW, THEREFORE,  in consideration of their mutual promises,  the Company, the
Fund and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

   1.1.  Subject to Article IX hereof,  the Fund agrees to make available to the
Company  for  purchase  on  behalf  of the  Account,  shares  of the  Designated
Portfolios,  such purchases to be effected at net asset value in accordance with
Section 1.3 of this  Agreement,  increased by any initial sales  charge,  if the
Fund's  prospectus  then in  effect  imposes  such a charge  on such  purchases.
Notwithstanding  the foregoing,  (i) the Portfolios  (other than those listed on
Schedule A) in existence  now or that may be  established  in the future will be made  available  to the Company  only as the Fund may so  provide,  and (ii) the
Board of  Trustees  of the Fund (the  "Board")  may refuse to sell shares of the
Designated  Portfolio  to any person,  or suspend or  terminate  the offering of shares of any Designated  Portfolio or class thereof, if such action is required by law or by  regulatory  authorities  having  jurisdiction  or is,  in the sole discretion  of the  Board  acting in good  faith  and in light of its  fiduciary duties under federal and any applicable state laws, suspension or termination is in the best interests of the shareholders of such Designated Portfolio. The Fund may  restrict  or  refuse  investments  through  Accounts  by  market  timers as described in the Fund's then current prospectus. Further, it is acknowledged and agreed  that the  availability  of shares of the Fund  shall be  subject  to the
Fund's then current prospectus and statement of additional information,  federal and state  securities  laws and applicable  rules and regulations of the SEC and the NASD.

   1.2. The Fund shall redeem, at the Company's request,  any full or fractional
Designated  Portfolio shares held by the Company on behalf of the Account,  such redemptions to be effected at net asset value in accordance  with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Fund may delay redemption of
Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules,  regulations  or orders  thereunder.  In  addition,  the Fund may redeem  shares of any  Designated  Portfolio in kind to the extent  permitted by
Rule  18f-1 of the 1940 Act and any  rules  thereunder.  The  Company  agrees to purchase and redeem the shares of each  Designated  Portfolio in accordance with the  provision of that  Portfolio's  then current  prospectus  and  statement of additional information.

   1.3. Purchase and Redemption Procedures

        (a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting  purchase and redemption  requests on behalf of the Account for shares of those  Designated  Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the  Contracts  and other  transactions  relating to the  Contracts or the
Account.  Receipt and acceptance of any such request (or relevant  transactional information therefor) on any day the New York Stock Exchange is open for trading and on which a Designated  Portfolio calculates its net asset value (a "Business
Day") pursuant to the rules of the Securities and Exchange  Commission  ("SEC"), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily  calculates its net asset value as described from time to time in the
Fund's  prospectus  shall  constitute  receipt and  acceptance by the Designated
Portfolio on that same Business Day,  provided that the Fund receives  notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

        (b) The Company shall pay for shares of each Designated Portfolio on the same  Business  Day that it  notifies  the Fund of a purchase  request  for such shares.  Payment for Designated  Portfolio shares shall be made in federal funds transmitted  to the Fund or other  designated  person by wire to be  received by
2:00 p.m.  Eastern Time on the Business Day the Fund is notified of the purchase request for  Designated  Portfolio  shares  (unless the Fund  determines  and so advises the Company that  sufficient  proceeds are available from  redemption of shares of other Designated  Portfolios  effected pursuant to redemption requests tendered by the Company on behalf of the Account,  or unless the Fund  otherwise determines  and so  advises  the  Company to delay the date of  payment,  to the extent the Fund may do so under the 1940 Act).  Upon receipt of federal funds so wired, such funds shall cease to be the  responsibility of the Company and shall become the responsibility of the Fund.

        (c) Payment for Designated  Portfolio  shares redeemed by the Account or the Company  shall be made by the Fund in federal funds  transmitted  by wire to the Company or any other  designated  person by 2 p.m.  Eastern Time on the same
Business  Day the Fund is  properly  notified  of the  redemption  order of such shares (unless  redemption  proceeds are to be applied to the purchase of shares of other  Designated  Portfolios  in  accordance  with  Section  1.3(b)  of this
Agreement),  except  that the Fund  reserves  the  right  to  delay  payment  of redemption  proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder,  and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

   1.4.  The Fund  shall use its best  efforts  to make the net asset  value per share  for each  Designated  Portfolio  available  to the  Company  by 6:30 p.m.
Eastern  Time  each  Business  Day,  and in any  event,  as soon  as  reasonably practicable after the net asset value per share for such Designated Portfolio is calculated,  and shall  calculate  such net asset value in  accordance  with the
Fund's prospectus.  If the Trust provides the Company with materially  incorrect share net asset value information  through no fault of the Company,  the Company on behalf of the Account,  shall be entitled to an  adjustment  to the number of shares  purchased or redeemed to reflect the correct share net asset value.  Any material error (determined in accordance with SEC guidelines) in the calculation of the net asset value per share,  dividend or capital gain information shall be reported promptly to the Company upon discovery.

   1.5.  The Fund  shall use its best  efforts  to  furnish  notice  (by wire or telephone  followed  by  written  confirmation)  to the  Company  of any  income dividends  or capital gain  distributions  payable on any  Designated  Portfolio shares by the record date, but in no event later than 6:30 p.m.  Eastern Time on the ex-dividend  date. The Company,  on its behalf and on behalf of the Account, hereby elects to receive all such dividends and  distributions as are payable on any  Designated  Portfolio  shares  in the  form of  additional  shares  of that
Designated  Portfolio.  The  Company  reserves  the right,  on its behalf and on behalf of the Account, to revoke this election by written notice to the Fund and to receive all such dividends and capital gain  distributions  in cash. The Fund shall notify the Company  promptly of the number of Designated  Portfolio shares so issued as payment of such dividends and distributions.

   1.6.  Issuance and transfer of Fund shares shall be by book entry only. Share certificates  will not be issued to the  Company or the  Account.  Purchase  and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

   1.7. (a) The parties hereto acknowledge that the arrangement  contemplated by this  Agreement  is not  exclusive;  the  Fund's  shares  may be sold  to  other insurance companies and the cash value of the Contracts may be invested in other investment companies.

        (b) The Company shall not,  without prior notice to the Adviser  (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

        (c) The Company  shall not,  without  prior  notice to the Fund,  induce
Contract  owners  to vote  on any  matter  submitted  for  consideration  by the shareholders of the Fund in a manner other than as recommended by the Board.

   1.8. The parties may agree, in lieu of the procedures set forth above in this
Article  1, to place and  settle  trades  for Fund  shares  through  a  clearing corporation.  In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II. Representations and Warranties

   2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be,  registered  under the 1933 Act, or (b) are not  registered because they are properly exempt from registration under the 1933 Act or will be offered  exclusively in transactions  that are properly exempt from registration under the 1933  Act.  The  Company  further  represents  and  warrants  that the
Contracts  will be  issued,  offered  and  sold in  compliance  in all  material respects  with all  applicable  federal  securities  and  state  securities  and insurance laws and regulations and National  Association of Securities  Dealers,
Inc. ("NASD") conduct rules. The Company further represents and warrants that it is an insurance  company duly  organized and in good standing  under  applicable law,  that it has legally and validly  established  the Account as a  segregated asset account under New York insurance  laws, and that it (a) has registered or, prior to any issuance or sale of the  Contracts,  will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated  investment  account for the Contracts and that it will maintain such  registration  for so  long  as any  Contracts  are  outstanding  or  until
registration   is  no  longer  required  under  federal   securities   laws,  or
alternatively  (b) has not  registered  the Account in proper  reliance  upon an exclusion from registration under the 1940 Act.

   2.2. The Company represents and warrants that the contracts are currently and at the time of issuance will be treated as life  insurance or annuity  contracts under applicable provisions of the Code and the regulations thereunder, and that it will make every effort to maintain such treatment and that it will notify the
Fund and the Adviser  immediately  upon having a reasonable  basis for believing that the  Contracts  have  ceased to be so  treated or that they might not be so treated in the future. In addition, the Company represents and warrants that the
Accounts are "segregated  asset accounts" and that interests in the Accounts are offered  exclusively  through  the  purchase  of or  transfer  into a  "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations  thereunder  (and  any  amendments  or other  modifications  to such section or such regulations and any revenue rulings, revenue procedures, notices or other published  announcements of the Internal  Revenue Service  interpreting these  provisions).  The  Company  shall  continue  to  meet  such  definitional requirements,  and it will  notify  the Fund and the  Adviser  immediately  upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the  future.  The  Company  represents  and warrants  that it will  not  purchase  Fund  shares  with  assets  derived  from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

   2.3. If the Contracts  purchase shares of a series and class of the Fund that have adopted a plan under Rule 12b-1 under the 1940 Act to finance  distribution expenses (a "12b-1  Plan"),  the Company agrees to provide the Trustees with any information as may be reasonably necessary for the Trustees to review the Fund's
12b-1 Plan or Plans.

   2.4. The Fund represents and warrants that Designated  Portfolio  shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain  registered under the 1940
Act. The Fund shall amend the  registration  statement  for its shares under the
1933 Act and the 1940 Act from time to time as  required  in order to effect the continuous  offering  of its  shares.  The Fund shall  register  and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

   2.5. The Fund represents that it is lawfully  organized and validly  existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

   2.6.  The  Adviser  represents  and  warrants  that  it is  registered  as an investment adviser with the SEC.

   2.7.  The  Fund  and the  Adviser  represent  and  warrant  that all of their trustees/directors,  officers,  employees,  and other  individuals  or  entities dealing with the money and/or  securities of the Fund are and shall  continue to be at all times covered by a blanket  fidelity bond or similar  coverage for the benefit of the Fund in an amount not less than the minimum  coverage as required currently  by  Rule  17g-1  of the  1940  Act or  related  provisions  as may be promulgated  from time to time.  The aforesaid  bond shall include  coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.8. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities  employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar  coverage for the benefit of the Account,  in an amount not less than $10 million. To the extent that the Fund or Adviser has suffered a loss as a  result  of  conduct  on the  part of the  Company  or its  employees, offices,  directors or agents, the Company agrees that any amount received under such bond in connection with claims that derive from  arrangements  described in this  Agreement  will be paid by the Company  for the  benefit of the Fund.  The
Company agrees to make all  reasonable  efforts to see that this bond or another bond containing these  provisions is always in effect,  and agrees to notify the
Fund and the  Adviser in the event that such  coverage  no longer  applies.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

   2.9.  The Fund will not sell  shares of the  Designated  Portfolio(s)  to any other  participating  insurance  company  separate  account  unless an agreement containing a provision  similar in substance to Section 2.2 of this Agreement is in effect to govern such sales,  it being  understood  that this provision shall apply prospectively to participation  agreements that the Fund enters into on or after the date hereof.

ARTICLE III. Prospectuses and Proxy Statements; Voting

   3.1. The Fund shall  provide the Company  with as many printed  copies of the
current  prospectus,   current  Statement  of  Additional  Information  ("SAI"),
supplements,  proxy  statements,  and  annual  or  semi-annual  reports  of each
Designated  Portfolio (for  distribution to Contract owners with value allocated to such Designated  Portfolios) as the Company may reasonably request to deliver to existing  Contract owners.  If requested by the Company in lieu thereof,  the
Fund shall  provide  such  documents  (including a  "camera-ready"  copy of such documents as set in type, a diskette in the form sent to the financial  printer, or an electronic  copy of the documents in a format  suitable for posting on the
Company's  website,  all as the Company may  reasonably  request) and such other assistance  as is  reasonably  necessary  in  order  for  the  Company  to  have prospectuses,  SAIs,  supplements  and  annual or  semi-annual  reports  for the
Contracts  and the Fund printed  together in a single  document or posted on the
Company's web-site or printed  individually by the Company if it so chooses. The
Adviser  shall be permitted to review and approve the typeset form of the Fund's
Prospectus  prior to such printing.  The expenses  associated  with printing and providing such documentation shall be as set forth in Article V.

   3.2. The Fund's  prospectus  shall state that the current SAI for the Fund is available.

   3.3. The Fund shall provide the Company with information regarding the Fund's expenses,  which  information may include a table of fees and related  narrative disclosure for use in any prospectus or other descriptive document relating to a
Contract. The Company agrees that it will use such information  substantially in the form  provided.  The  Company  shall  provide  prior  written  notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information,  and agrees that it may not modify such  information  in any way without the prior  consent of the Fund, which consent shall not be unreasonably withheld.

   3.4. The Fund will pay or cause to be paid the expenses  associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund,  consistent with applicable  provisions of the 1940
Act.

   3.5. In the event a meeting of  shareholders  of the Fund (or any  Designated
Portfolio) is called by the Trustees, the Company shall:

        (i) solicit voting instructions from Contract owners;

        (ii) vote the Portfolio(s) shares held in the Account in accordance with instructions received from Contract owners;

        (iii) vote the  Portfolio(s)  shares  held in the  Account  for which no instructions have been received,  in the same proportion as Portfolio(s)  shares for which  instructions  have been received from Contract owners, so long as and to the  extent  that the SEC  continues  to  interpret  the 1940 Act to  require pass-through voting privileges for variable contract owners; and

        (iv) take responsibility for assuring that the Accounts calculate voting privileges in a manner consistent with other Participating  Insurance Companies.
The Fund and Adviser  agree to assist the  Company  and the other  Participating
Insurance Companies in carrying out this responsibility.

   3.6. The Fund and the Adviser  shall  provide the Company with as much notice as is reasonably  possible under the circumstances of any prospectus stickers or supplements for a Designated Portfolio.

ARTICLE IV. Sales Material and Information

   4.1. The Company shall furnish,  or shall cause to be furnished,  to the Fund or its designee,  each piece of sales literature or other  promotional  material that the Company  develops or otherwise  uses which is not provided by the Funds and in which the Fund (or a  Designated  Portfolio  thereof)  or the  Adviser is named.  No  such  material  shall  be used  until  approved  by the  Fund or its designee,  and the Fund  will use its best  efforts  for it or its  designee  to review such sales  literature or promotional  material within seven (7) Business
Days after receipt of such material. The Fund or its designee reserves the right to  reasonably  object  to  the  continued  use  of  previously  approved  sales literature  or other  promotional  material  in which the Fund (or a  Designated
Portfolio  thereof) or the Adviser is named,  and no such material shall be used if the Fund or its designee so objects.

   4.2. The Company shall not give any  information or make any  representations or  statements  on behalf of the Fund or  concerning  the Fund or the Adviser in connection  with  the  sale of the  Contracts  other  than  the  information  or representations contained in the registration statement or prospectus or SAI for the Fund shares,  as such  registration  statement and  prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other  promotional  material approved by the
Fund or its designee, except with the permission of the Fund.

   4.3. The Fund and the Adviser, or their designee,  shall furnish, or cause to be  furnished,  to  the  Company,  each  piece  of  sales  literature  or  other promotional material that it develops or otherwise uses which is not provided by the Company and in which the  Company,  and/or the  Account,  is named.  No such material shall be used until  approved by the Company,  and the Company will use its best efforts to review such sales literature or promotional  material within ten (10) Business Days after receipt of such material.  The Company reserves the right to reasonably  object to the continued  use of previously  approved  sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

   4.4. The Fund shall not give any information or make any  representations  on behalf of the Company or concerning the Company,  the Account,  or the Contracts other  than the  information  or  representations  contained  in a  registration statement,  prospectus (which shall include an offering  memorandum,  if any, if the  Contracts  issued by the Company or  interests  therein are not  registered under the 1933 Act), or SAI for the Contracts,  as such registration  statement, prospectus,  or SAI may be  amended  or  supplemented  from time to time,  or in published  reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company,  except with the permission of the
Company.

   4.5. The Fund will  provide to the Company at least one complete  copy of all registration statements,  prospectuses,  SAIs, reports, proxy statements,  sales
literature  and  other  promotional  materials,   applications  for  exemptions,
requests for no-action  letters,  and all amendments to any of the above, , that relate to the Designated  Portfolios or their shares,  promptly after the filing of such document(s) with the SEC or other regulatory authorities.

   4.6. The Company  will provide to the Fund at least one complete  copy of all
registration   statements,   prospectuses   (which  shall  include  an  offering
memorandum,  if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports,  solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions,  requests for no-action  letters,  and all  amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any  complaints  received  from the Contract owners pertaining to the Fund or a Designated Portfolio.

   4.7. The Fund will  provide the Company with as much notice as is  reasonably practicable of any proxy solicitation for any Designated  Portfolio,  and of any material change in the Fund's  registration  statement,  particularly any change resulting  in a change  to the  registration  statement  or  prospectus  for any
Account.  The Fund will work with the  Company  so as to enable  the  Company to solicit  proxies from Contract  owners,  or to make changes to its prospectus or registration  statement,  in an orderly  manner.  The Fund will make  reasonable efforts  to attempt  to have  changes  affecting  Contract  prospectuses  become effective simultaneously with the annual updates for such prospectuses.

ARTICLE V. Fees and Expenses

   5.1 The Fund  and  Adviser  shall  pay no fee or  other  compensation  to the
Company under this  Agreement.  Nothing  herein shall prevent the parties hereto from otherwise agreeing to perform,  and arranging for appropriate  compensation for, other services relating to the Fund and/or to the Accounts.

        All expenses  incident to  performance  by each party of its  respective duties under this Agreement  shall be paid by that party.  The Fund shall see to it that all its shares are  registered and authorized for issuance in accordance with  applicable  federal law and, if and to the extent deemed  advisable by the
Fund, in accordance  with  applicable  state laws prior to their sale.  The Fund shall bear the expenses for the cost of registration  and  qualification  of the
Fund's shares,  preparation and filing of the Fund's prospectus and registration statement,  proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials,  costs of tabulating Fund shares voted in response to a solicitation of proxies by the Fund and reports to shareholders
(including  the  costs of  printing  a  prospectus  that  constitutes  an annual report),  the preparation of all statements and notices  required by any federal or state law,  and all taxes on the  issuance or transfer of the Fund's  shares.
The Fund shall bear the expenses of distributing  the Fund's proxy materials and reports to existing  Contract  owners.  With respect to any prospectuses for the
Designated  Portfolio  that  are  printed  in  combination  with any one or more
Contract prospectus (the "Prospectus Booklet"), the costs of printing Prospectus
Booklets for  distribution to existing  Contract owners shall be prorated to the
Fund based on (a) the ratio of the number of pages of the prospectuses  included for the  Portfolio  in the  Prospectus  Booklets  to the  number of pages in the
Prospectus Booklet as a whole,  provided,  however,  that the Company shall bear all printing expenses of such combined  documents where used for distribution to prospective  purchasers  or to owners of  existing  Contracts  not funded by the
Designated Portfolios.

   5.2. The Company shall bear the expenses  incident to (including the costs of printing)  sales  literature  and other  promotional  material  that the Company develops and in which the Fund (or a Designated Portfolio thereof) is named.

ARTICLE VI. Qualification

   6.1 The Adviser represents and warrants that each Designated  Portfolio is or will be qualified as a regulated  investment  company under  Subchapter M of the
Internal  Revenue Code of 1986, as amended (the  "Internal  Revenue  Code,") and
that  each  Designated   Portfolio  will  maintain  such  qualification   (under
Subchapter M or any successor or similar  provisions)  and that the Adviser will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to so qualify or that a Designated Portfolio might not so qualify in the future.

   6.2 The Adviser  represents and warrants that each Designated  Portfolio will comply  and  will  maintain  each  Designated  Portfolio's  compliance  with the diversification requirements set forth in Section 817(h) of the Internal Revenue
Code (or any  successor  or similar  provisions  and Section  1.817-5(b)  of the regulations under the Code (or any successor or similar provisions) or will take all reasonable steps to meet the  diversification  requirements within the grace period  afforded  by Section  1.817-5  of the  regulations  under the Code.  The
Adviser will notify the Company  immediately  upon having a reasonable basis for believing  that a  Designated  Portfolio  has  ceased  to so  comply  or  that a
Designated Portfolio might not comply in the future.

ARTICLE VII. Potential Conflicts

   7.1 The  Board  will  monitor  the Fund  for the  existence  of any  material irreconcilable  conflict  between the  interests of the  Contract  owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons,  including: (a) an action by any state insurance regulatory  authority;  (b) a change in applicable  federal or state  insurance, tax, or securities  laws or  regulations,  or a public  ruling,  private  letter ruling,  no-action or interpretative letter, or any similar action by insurance, tax, or securities  regulatory  authorities;  (c) an  administrative or judicial decision in any relevant proceeding;  (d) the manner in which the investments of a Designated  Portfolio  are managed;  (e) a difference  in voting  instructions given by participating  insurance  companies or by variable annuity contract and variable  life  insurance  contract  owners;  or (f) a decision by an insurer to disregard the voting  instructions of Contract owners.  The Board shall promptly inform the Company if it determines  that an  irreconcilable  material  conflict exists and the implications thereof.

   7.2 The Company has reviewed a copy of the Mixed and Shared Funding Exemptive
Order,  and in particular,  has reviewed the conditions to the requested  relief set forth therein.  The Company agrees to be bound by the  responsibilities of a participating  insurance  company as set forth in the Mixed and  Shared  Funding
Exemptive Order,  including without  limitation the requirement that the Company report any  potential  or existing  conflicts of which it is aware to the Board.
The  Company  will  assist the Board in  carrying  out its  responsibilities  in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised.  This includes,  but is not limited to, an obligation  by the Company to inform the Board  whenever  Contract  owner voting  instructions are disregarded and by confirming in writing, at the Fund's request,  that the Company is unaware of any such potential or existing material irreconcilable conflicts.

   7.3 If it is  determined  by a majority  of the Board,  or a majority  of its disinterested  Trustees,  that a material  irreconcilable  conflict exists,  the
Company shall,  at its expenses and to the extent  reasonably  practicable,  (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:  (1) withdrawing the assets  allocable to some or all of the Accounts from the Fund or any  Designated  Portfolio  and  reinvesting  such  assets in a different investment medium, including (but not limited to) another Portfolio or
Fund, or submitting the question whether such segregation  should be implemented to a vote of all affected  Contract owners and, as appropriate,  segregating the assets of any appropriate group (i.e.,  annuity contract owners,  life insurance contract  owners,  or  variable  contract  owners  of one or more  Participating
Insurance Companies) that vote in favor of such segregation,  or offering to the
affected  Contract  owners  the  option  of  making  such  a  change;   and  (2)
establishing a new registered  management investment company or managed separate accounts.  The Company's  obligations under this Section 7.3 shall not depend on whether  other  affected  Participating  Insurance  Companies  fulfill a similar obligation.

   7.4 If a material irreconcilable conflict arises because of a decision by the
Company to disregard Contract owner voting  instructions and that decision could conflict  with the majority of Contact  owner  instructions,  the Company may be required,  at the Fund's election,  to withdraw the Accounts'  investment in the
Fund and terminate this Agreement;  provided,  however, that such withdrawal and termination  shall be limited to the extent  required by the foregoing  material irreconcilable  conflict as determined by a majority of disinterested members of the Board.  Any such withdrawal and  termination  must take place within six (6)
months  after  the Fund  gives  written  notice  that  this  provision  is being implemented,  and until the end of the six month period the Fund shall  continue to accept and implement orders by the Company for the purchase and redemption of shares of the Fund.

   7.5 If a material  irreconcilable  conflict arises because a particular state insurance  regulator's  decision  applicable to the Company  conflicts  with the majority of other state regulators, then the Company will withdraw the Accounts'
investment in the Fund and terminate this Agreement  within six months after the
Board informs the Company in writing that it has  determined  that such decision has created an irreconcilable  material conflict;  provided,  however, that such withdrawal  and  termination  shall be  limited to the  extent  required  by the foregoing  material  irreconcilable  conflict as determined by a majority of the disinterested  members of the Board.  Until the end of the  foregoing  six month period,  the Fund shall  continue to accept and implement  orders by the Company for the purchase and  redemption  of shares of the Fund,  subject to  applicable regulatory limitation.

   7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the  disinterested  members of the Board shall  determine  whether any  proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding  medium for the  Contracts.
The Company  shall not be  required  by Section  7.3 to  establish a new funding medium for the  Contracts  if an offer to do so has been  declined  by vote of a majority of Contract owners materially  adversely affected by the irreconcilable material  conflict.  In the event that the Board  determines  that any  proposed action does not adequately remedy any irreconcilable material conflict, then the
Company  will  withdraw  the  particular  Accounts'  investment  in the Fund and terminate  this  Agreement  within six (6) months  after the Board  informs  the
Company in writing of the foregoing determination,  provided, however, that such withdrawal and  termination  shall be limited to the extent required by any such
material   irreconcilable   conflict  as   determined   by  a  majority  of  the
disinterested members of the Board.

ARTICLE VIII. Indemnification

   8.1 Indemnification by the Company

        8.1(a).  The Company  agrees to indemnify  and hold harmless each of the
Fund and the Adviser and each of its  trustees/directors  and officers, and each person,  if any, who controls the Fund or Adviser  within the meaning of Section
15 of the 1933 Act or who is under  common  control with the Fund or the Adviser
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 8.1)
against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation  (including legal and other expenses),  to which the Indemnified  Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such losses,  claims,  damages,  liabilities  (or  actions  in  respect  thereof)  or settlements:

             (i) arise out of or are based upon any untrue  statement or alleged untrue  statements  of any material fact  contained in the  registration statement,  prospectus  (which shall include a written  description of a
        Contract  that is not  registered  under the 1933  Act),  or SAI for the
        Contracts  or contained in the  Contracts  or sales  literature  for the
        Contracts (or any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission or the alleged  omission to state therein a material fact required to be stated therein or necessary to make the  statements  therein  not  misleading,  provided  that  this agreement to indemnify  shall not apply as to any  Indemnified  Party if such  statement  or omission or such  alleged  statement or omission was made in reliance upon and in conformity  with  information  furnished to the  Company by or on behalf of the Fund or the  Adviser  for use in the registration  statement,  prospectus  or SAI for the Contracts or in the
        Contracts  or sales  literature  (or any  amendment  or  supplement)  or otherwise for use in  connection  with the sale of the Contracts or Fund shares, or

             (ii) arise out of or as a result of statements  or  representations by or on behalf of the Company (other than statements or representations contained  in the  registration  statement,  prospectus,  SAI,  or sales literature  of the Fund not supplied by the Company or persons under its control)  or  wrongful  conduct of the  Company or its agents or persons under the Company's  authorization or control,  with respect to the sale or distribution of the Contracts or Fund shares, or

             (iii) arise out of any untrue statement or alleged untrue statement of a material fact  contained in a registration  statement,  prospectus,
        SAI,  or  sales  literature  of the  Fund or any  amendment  thereof  or supplement  thereto or the omission or alleged omission to state therein a material fact  required to be stated  therein or necessary to make the statements  therein not  misleading  if such a statement or omission was made in reliance upon information  furnished to the Fund by or on behalf of the Company; or

             (iv) arise as a result of any  material  failure by the  Company to provide the services and furnish the  materials  under the terms of this
        Agreement; or

             (v)  arise  out  of or  result  from  any  material  breach  of any representation  and/or warranty made by the Company in this Agreement or arise out of or result from any other material  breach of this Agreement by the Company;

as limited by and in  accordance  with the  provisions  of  Sections  8.1(b) and
8.1(c) hereof.

        8.1(b).  The  Company  shall not be liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless disregard of its obligations or duties under this Agreement.

        8.1(c).  The  Company  shall not be liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party, the Company shall be entitled to participate,  at its own  expense,  in the  defense of such  action.  The  Company  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

        8.1(d). The Indemnified  Parties will promptly notify the Company of the commencement  of any litigation or proceedings  against them in connection  with the issuance or sale of the Fund shares or the Contracts or the operation of the
Fund.

   8.2 Indemnification by the Adviser

        8.2(a).  The Adviser  agrees to indemnify  and hold harmless the Company and each of its directors and officers and each person, if any, who controls the
Company  within the  meaning of  Section 15 of the 1933 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Section  8.2) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written  consent of the Adviser) or  litigation  (including  legal and other expenses) to which the Indemnified  Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such  losses,  claims, damages, liabilities (or actions in respect thereof) or settlements:

             (i) arise out of or are based upon any untrue  statement or alleged untrue  statement of any  material  fact  contained in the  registration statement or prospectus  or SAI or sales  literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the  omission  or the  alleged  omission  to state  therein a material  fact  required to be stated  therein or  necessary to make the statements  therein not  misleading,  provided  that this  agreement  to indemnify shall not apply as to any Indemnified  Party if such statement or omission or such  alleged  statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the  Company for use in the  registration  statement, prospectus or SAI for the Fund or in sales  literature (or any amendment or supplement)  or otherwise for use in connection  with the sale of the
        Contracts or Fund shares; or

             (ii) arise out of or as a result of statements  or  representations by or on behalf of the Fund or the  Adviser  (other than  statements  or representations contained in the registration statement, prospectus, SAI or sales  literature  for the  Contracts not supplied by the Fund or the
        Adviser) or wrongful  conduct of the Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

             (iii) arise out of any untrue statement or alleged untrue statement of a material fact  contained in a registration  statement,  prospectus,
        SAI or sales literature covering the Contracts, or any amendment thereof or  supplement  thereto,  or the  omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make  the  statement  or  statements  therein  not  misleading,  if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Fund; or

             (iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the  materials  under the terms of this
        Agreement (including a failure of the Fund, whether  unintentional or in good faith or otherwise,  to comply with the  diversification  and other qualification  requirements  specified in Article VI of this Agreement);
        or

             (v)  arise  out  of or  result  from  any  material  breach  of any representation  and/or  warranty  made by or on behalf of the Adviser or the Fund in this  Agreement  or arise  out of or  result  from any other material  breach of this Agreement by or on behalf of the Adviser or the
        Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.2(b) and
8.2(c) hereof.

        8.2(b).  The  Adviser  shall not be liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance or such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

        8.2(c).  The  Adviser  shall not be liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Adviser in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Party, the Adviser will be entitled to participate,  at its own expense,  in the defense thereof.  The Adviser also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named  in the  action.  After  notice  from  the  Adviser  to such  party of the
Adviser's  election to assume the defense thereof,  the Indemnified  Party shall bear the fees and  expenses of any  additional  counsel  retained by it, and the
Adviser will not be liable to such party under this  Agreement  for any legal or other expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.2(d).  The  Company  agrees  promptly  to notify  the  Adviser  of the commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of the Account.

   8.3. Indemnification by the Fund

        8.3(a).  The Fund agrees to indemnify  and hold harmless the Company and each of its  directors  and officers  and each person,  if any, who controls the
Company  within the  meaning of  Section 15 of the 1933 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Section  8.3) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the  written  consent  of the  Fund) or  litigation  (including  legal and other expenses) to which the Indemnified  Parties may become subject under any statute or  regulation,  at common law or  otherwise,  insofar as such  losses,  claims, damages, liabilities (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

             (i) arise as a result of any  failure  by the Fund to  provide  the services  and furnish the  materials  under the terms of this  Agreement
        (including  a  failure,  whether  unintentional  or  in  good  faith  or otherwise,  to comply with the  diversification  and other qualification requirements specified in Article VI of this Agreement); or

             (ii)  arise  out of or  result  from  any  material  breach  of any representation  and/or warranty made by or on behalf of the Fund in this
        Agreement  or arise out of or result from any other  material  breach of this Agreement by or on behalf of the Fund;

as limited by and in  accordance  with the  provisions  of  Sections  8.3(b) and
8.3(c)  hereof.  The  parties   acknowledge  that  the  Fund's   indemnification
obligations  under this Section 8.3 are subject to  applicable  law. The Company agrees that, in the event an obligation to indemnify  exists pursuant to Section
8.3 as well  as  Section  8.2  hereof,  it  will  seek  satisfaction  under  the indemnification  provisions of Section 8.2 before seeking  indemnification under this Section 8.3.

        8.3(b).  The  Fund  shall  not  be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

        8.3(c).  The  Fund  shall  not  be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the  Fund in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such  service on any  designated  agent),  but failure to notify the Fund of any such claim shall not relieve  the Fund from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Fund will be entitled to participate,  at its own  expense,  in the  defense  thereof.  The Fund also shall be entitled to assume the defense thereof,  with counsel  reasonably  satisfactory to the party named in the  action.  After  notice  from the Fund to such  party of the Fund's election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        8.3(d).   The  Company  agrees  promptly  to  notify  the  Fund  of  the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement,  the issuance or sale of the  Contracts,  the  operation of the Account,  or the sale or  acquisition  of shares of the Fund.

ARTICLE IX. Applicable Law

   9.1. This Agreement shall be construed and the provisions hereof  interpreted under and in accordance  with the laws of the State of New York,  without regard to the conflict of laws provisions thereof.

   9.2. This  Agreement  shall be subject to the provisions of the 1933 and 1940
Acts as well as the  Exchange  Act of 1934,  and the rules and  regulations  and rulings  thereunder,  including such exemptions  from those statutes,  rules and regulations as the SEC may grant,  and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

   10.1 This  Agreement  shall continue in full force and effect until the first to occur of:

        (a)  termination  by any party,  for any reason with  respect to some or all Designated Portfolios, by six (6) months advance written notice delivered to the other parties; or

        (b)  termination  by the Company by written  notice to the other parties based upon the Company's reasonable,  good faith determination that shares of the Designated  Portfolio are not reasonably available to meet  the  requirements  of the  Contracts.  Prompt  notice  of the election to  terminate  for such cause and an  explanation  of such cause shall be furnished by the Company; or

        (c)  termination  by the Company by written  notice to the other parties in the  event  any of the  Designated  Portfolio's  shares  are not registered,  issued or sold in  accordance  with  applicable  state and/or  federal law or such law precludes the use of such shares as the underlying  investment  media of the Contracts  issued or to be issued by the Company; or

        (d)  termination  by the  Fund  or  Adviser  in the  event  that  formal administrative  proceedings are instituted  against the Company (or its affiliates) by the National  Association of Securities Dealers,
             Inc.  (the  "NASD"),  the SEC, the  Insurance  Commissioner,  state securities  department  or like  official of any state or any other regulatory  body that the Fund or  Adviser  determines  in its sole judgment  exercised  in good  faith  will have a  material  adverse effect upon the  ability of the Company to perform its  obligations under this Agreement; or

        (e)  termination by the Company in the event that formal  administrative proceedings  are instituted  against the Fund or Adviser (or any of their  respective  controlled  affiliates)  by the SEC or any state securities department or any other regulatory body that the Company determines in its sole judgment exercised in good faith will have a material  adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

        (f)  termination  by the Company by written  notice to the other parties in the event that any Designated  Portfolio  ceases to qualify as a regulated  investment  company  under  Subchapter M of the Internal
             Revenue Code of 1986,  or if the Company  reasonably  believes that any such Portfolio may fail to so qualify or comply; or

        (g)  termination  by the  Company by written  notice to the Fund and the
             Adviser in the event that any  Designated  Portfolio  fails to meet the diversification  requirements  specified in Article VI hereof , or if the  Company,  in good faith,  reasonably  believes  that any
             Designated   Portfolio  may  feel  to  meet  such   diversification
             requirements; or

        (h)  termination  by either the Fund or the Adviser by written notice to the other parties,  if either one or both the Fund and the Adviser, respectively,  shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its  business,  operations,  financial  condition,  or prospects since the date of this  Agreement  or is the  subject  of  material adverse publicity; or

        (i)  termination  by the Company by written notice to the other parties, if the Company shall determine,  in its sole judgment  exercised in good faith,  that the Fund or the  Adviser has  suffered a material adverse change in its business, operations,  financial condition or prospects  since the date of this  Agreement  or is the  subject of material adverse publicity; or

        (j)  termination as provided in Article VII; or

        (k)  termination  by the Company or the Fund upon a  determination  by a majority  of the Board,  or a majority of the  disinterested  Board members, that an irreconcilable  material conflict exists among the interests of (i) all Contract owners of variable insurance products of all separate  accounts;  or (ii) the interests of  Participating
             Insurance  Company  investing in the Fund as  delineated in Article
             VII of this Agreement; or

        (l)  termination by any party to this  Agreement,  upon another  party's failure  to  cure a  material  breach  of  any  provision  of  this
             Agreement within thirty days after written notice thereof; or

        (m)  termination  by the Fund in the event any of the  Contracts are not issued  or sold  in  accordance  with  applicable  requirements  of federal and/or state securities law.

        (n)  termination  by  the  Company  or  the  Fund  upon  receipt  of any necessary  regulatory  approvals or the vote of the Contract owners having an  interest  in the  Account  to  substitute  the shares of another  investment  company  or  series  thereof  for  shares of a
             Designated  Portfolio of the Fund in  accordance  with the terms of the Contracts. The Company will give at least 45 days prior written notice to the Fund and Adviser of the date of any proposed  vote or other action taken to replace the Fund's shares.

   10.2  Notwithstanding  any  termination of this  Agreement,  the Fund and the
Adviser  shall,  at the  option  of the  Company,  continue  to  make  available additional  shares  of the  Fund  for up to six  months  following  termination, pursuant to the terms and  conditions  of this  Agreement,  for all Contracts in effect on the  effective  date of  termination  of this  Agreement  (hereinafter referred to as "Existing Contracts"), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the  substitution of other securities for the  shares of the  Designated  Portfolios,  provided  that the Fund  and/or
Portfolio  has not been  terminated  or otherwise  closed by the Fund's Board to current investors and investments.  Specifically, for up to six months following termination  of this  Agreement,  the owners of the  Existing  Contracts  may be permitted to reallocate  investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional  purchase payments under the Existing  Contracts  (subject to any such election by the Company).  Neither this, nor any other provision in the agreement,  will interfere with the Board's ability to take action it  determines in good faith it is required to take under the 1940 Act and/or state law.

   10.3.  Notwithstanding  any  termination  of  this  Agreement,  each  party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

   Any notice shall be  sufficiently  given when sent by registered or certified mail to the other  party at the address of such party set forth below or at such other  address  as such  party may from time to time  specify  in writing to the other party.

      If to the Company:       First Security Benefit Life Insurance
                               And Annuity Company of New York
                               Attention General Counsel
                               One Security Benefit Place
                               Topeka, Kansas 66636 - 0001

      If to the Fund:          Oppenheimer Variable Account Funds
                               498 Seventh Avenue
                               14th Floor
                               New York, New York  10018
                               Attn: General Counsel

                               With a copy to:

                               Myer, Swanson, Adams & Wolf, P.C.
                               1600 Broadway
                               Suite 1480
                               Denver, Colorado 80202

      If to Adviser:           OppenheimerFunds, Inc.
                               498 Seventh Avenue
                               14th Floor
                               New York, New York 10018
                               Attn: General Counsel

ARTICLE XII. Miscellaneous

   12.1 All persons  dealing  with the Fund must look solely to the  property of the respective  Designated Portfolios listed on Schedule A hereto as though each such  Designated  Portfolio had separately  contracted  with the Company and the
Adviser for the  enforcement  of any claims  against the Fund. The parties agree that neither the Board, officers,  agents or shareholders of the Fund assume any personal  liability  or  responsibility  for  obligations  entered into by or on behalf of the Fund.

   12.2 Subject to the  requirements of legal process and regulatory  authority, the Fund and the Adviser shall treat as confidential  the names and addresses of the  owners  of the  Contracts.  Each  party  shall  treat as  confidential  all information  reasonably identified as confidential in writing by any other party hereto and,  except as permitted by this Agreement and by Title V, Subtitle A of the  Gramm-Leach-Bliley  Act and by regulations adopted thereunder by regulators having jurisdiction over the parties hereto, shall not disclose,  disseminate or utilize such  information  without the express  written  consent of the affected party until such time as such information has come into the public domain.

   12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   12.4  This  Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts,  each of which taken  together  shall  constitute one and the same instrument.

   12.5 If any  provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   12.6  Each  party  hereto  shall  cooperate  with  each  other  party and all appropriate  governmental authorities (including without limitation the SEC, the
NASD,  and  state  insurance  regulators)  and  shall  permit  such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions  contemplated  hereby.
Notwithstanding  the  generality  of the  foregoing,  each party hereto  further agrees to furnish the New York Insurance  Commissioner  with any  information or reports in connection  with services  provided under this  Agreement  which such
Commissioner  may request in order to ascertain  whether the variable  insurance operations of the Company are being  conducted in a manner  consistent  with the
New  York  insurance  laws  and  regulations  and any  other  applicable  law or regulations.

   12.7 The rights,  remedies and  obligations  contained in this  Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity,  which the parties  hereto are  entitled to under state and federal laws.

   12.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written  consent of all parties  hereto.
Notwithstanding  the  foregoing  or anything to the  contrary  set forth in this
Agreement, the Adviser may transfer or assign its rights, duties and obligations hereunder or interest  herein to any entity owned,  directly or  indirectly,  by
Oppenheimer  Acquisition  Corp.  (the  Adviser's  parent  corporation)  or  to a successor in interest  pursuant to a merger,  reorganization,  stock sale, asset sale or other  transaction,  without the consent of the Company,  as long as (i)
that assignee agrees to assume all the obligations imposed on the Adviser by the
Agreement, and (ii) the Fund consents to that assignment.

   12.9.  The  Company  and the  Adviser  each  understand  and  agree  that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund with respect to the
Designated  Portfolio(s) and the Designated  Portfolio(s)' property; The Company and the  Adviser  each  represent  that it has notice of the  provisions  of the
Declaration of Trust of the Fund disclaiming  Trustee and shareholder  liability for acts or obligations of the Fund.

   IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

First Security Benefit Life Insurance
And Annuity Company of New York         By its authorized officer

                                        By:    KALMAN BAKK, JR.
                                               ---------------------------------
                                        Title: Vice President
                                               ---------------------------------
                                        Date:  April 30, 2003
                                               ---------------------------------

Oppenheimer Variable Account Funds      By its authorized officer

                                        By:    DENIS MOLLEUR
                                               ---------------------------------
                                        Title: Assistant Secretary
                                               ---------------------------------
                                        Date:  May 1, 2003
                                               ---------------------------------

OppenheimerFunds, Inc.                  By its authorized officer

                                        By:    DENIS MOLLEUR
                                               ---------------------------------
                                        Title: Vice President and Senior Counsel
                                               ---------------------------------
                                        Date:  May 1, 2003
                                               ---------------------------------

                                                                     May 1, 2003

                                   SCHEDULE A

       ACCOUNT(S)              CONTRACT(S)         DESIGNATED PORTFOLIO(S)

Variable Annuity Account B     SecureDesigns       Oppenheimer Main Street Small
                               Variable Annuity    Cap Fund/VA-Service Class

                               AMENDMENT NUMBER 1
                 TO MAY 1, 2003 PARTICIPATION AGREEMENT BETWEEN
     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK,
         OPPENHEIMER VARIABLE ACCOUNT FUNDS AND OPPENHEIMERFUNDS, INC.

   WHEREAS,  First Security  Benefit Life  Insurance and Annuity  Company of New
York (the  "Company"),  Oppenheimer  Variable  Account  Funds (the  "Fund")  and
OppenheimerFunds,  Inc. (the "Adviser") are parties to a Participation Agreement dated May 1, 2003 (the "Agreement"); and

   WHEREAS,  terms of the Agreement  contemplate  that Accounts and Contracts of the Company that are eligible to purchase Designated  Portfolios of the Fund may be changed from time to time by amending Schedule A to the Agreement; and

   WHEREAS,  the  parties  wish to add certain  Accounts  and  Contracts  to the
Agreement by deleting the existing Schedule A and replacing it with the Schedule
A below; and

                                   SCHEDULE A
================================================================================
    ACCOUNT(S)             CONTRACT(S)                DESIGNATED PORTFOLIO(S)
--------------------------------------------------------------------------------
Variable Account B         AdvanceDesigns          Oppenheimer Main Street Small
                           Variable Annuity        Cap Fund/VA-Service Class

Variable Account C         SecureDesigns           Oppenheimer Main Street Small
                           Variable Annuity        Cap Fund/VA-Service Class
================================================================================

   WHEREAS,  capitalized  terms  used but not  defined  herein,  shall  have the meaning given them in the Agreement; and

   WHEREAS,  all other  terms of the  Agreement  shall  remain in full force and effect;

   NOW,  THEREFORE,  the parties  agree to replace in its  entirety the existing
Schedule A to the Agreement with the Schedule A above.

   IN WITNESS  WHEREOF,  each of the parties  hereto has caused  this  Amendment
Number 1 to the  Agreement  to be  executed in its name and on its behalf by its duly authorized representative effective October 12, 2004.

FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK               OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:    KALMAN BAKK, JR.                       By:    DINA LEE
       ----------------------------------            ---------------------------
Name:  Kalman Bakk, Jr.                       Name:  Dina Lee
       ----------------------------------            ---------------------------
Title: Vice President and Chief
       Marketing Officer                      Title: Assistant Secretary
       ----------------------------------            ---------------------------

OPPENHEIMER FUNDS, INC.

By:    CHRISTINE J. LOFTUS
       ----------------------------------
Name:  Christine J. Loftus
       ----------------------------------
Title: Vice President
       ----------------------------------